ALLLIANCEBERNSTEIN TECHNOLOGY FUND, INC
811-03131


Exhibit 77C

The Special Meeting of Stockholders of AllianceBernstein
Technology Fund, Inc. was held on April 22, 2003, adjourned until
May 13, 2003 and June 9, 2003. A description of each proposal and number of shares voted at the meeting are as follows:


Approved at April 22, 2003 Meeting:

1. To Elect Directors:	Shares Voted For	Withheld Authority

   John D. Carifa	   35,331,007			2,026,739
   Robert C. Alexander	   34,403,554			2,954,192
   David H. Dievler	   34,363,461			2,994,286
   William H. Foulk, Jr.   34,375,245			2,982,501
   D. James Guzy	   34,370,552			2,987,194
   Marshall C. Turner, Jr. 34,367,968			2,989,778


Approved at May 13, 2003 Meeting:

2. Approval of an amendment 	 Shares	 Shares Voted	 Shares
   to the fundamental		Voted For   Against	Abstained
   investment restriction on
   commodities and
   commodities contracts 	26,211,025  2,353,508	1,425,985


Approved at June 9, 2003 Meeting:

3. Approval of the elimination of the fundamental investment restriction on:

3a. investments in		 Shares	 Shares Voted	  Shares
 illiquid securities 		Voted For   Against	Abstained

				25,698,142  2,750,403	1,541,973


3b. investments in		 Shares	 Shares Voted	  Shares
 unseasoned issuers		Voted For   Against	Abstained

				25,669,864  2,767,130	1,553,524




3c. investments on		 Shares	 Shares Voted	  Shares
   short sales of  		Voted For   Against	Abstained
   securities, maintaining
   short positions or writing
   put options
				25,865,709  2,626,854	1,497,955


3d. purchases of		 Shares	 Shares Voted	  Shares
   securities of   		Voted For   Against	Abstained
   investment companies
   or investment trusts
   				26,114,561  2,379,777	1,496,181


3e investments in		 Shares	 Shares Voted	  Shares
   securities owned		Voted For   Against	Abstained
   by directors and
   officers of the Fund
   or its investment
   adviser
   				25,298,243  3,196,476	1,495,799


3f joint or joint		 Shares	 Shares Voted	  Shares
   and several			Voted For   Against	Abstained
   securities
   trading account

   				25,775,735  2,635,302	1,579,481





Exhibit 77D

At the February 11, 2003 Regular Meeting of the Board of Directors of the AllianceBernstein Technology Fund, Inc,. the Directors approved the Adviser's recommendation to adopt a non-fundamental investment policy to permit the Fund to enter into swap transactions. The following resolution was approved:


       RESOLVED, that the Board of Directors hereby approves a proposal to adopt a non-fundamental policy relating to swap transactions to read as follows:

"It is a non-fundamental policy of the Fund to enter into swap transactions, except that the Fund will enter into swap transactions only with counterparties whose debt securities have ratings of at least A (or the equivalent) from any one nationally recognized statistical rating organization or counterparties with guarantors with debt securities having such a rating."











mflegal/tech/nsar-5-03.atf